Exhibit 99.1

News Release
TransUnion Announces Fourth Quarter 2020 Results
•Delivered another quarter of revenue growth with an attractive margin, and benefited from marketplace success as well as continued economic recovery in most markets.
•Accelerated investments in Global Solutions and Global Operations, acquired Tru Optik, prepaid $150 million of debt and delivered on critical milestones for Project Rise.
•Providing first quarter and full year 2021 financial guidance.
CHICAGO, February 16, 2021 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter and year ended December 31, 2020.
Fourth Quarter 2020 Results
Revenue:
•Total revenue for the quarter was $699 million, an increase of 2 percent (2 percent on a constant currency basis, 1 percent on an organic constant currency basis) compared with the fourth quarter of 2019.
Earnings:
•Net income attributable to TransUnion was $102 million for the quarter, compared with $83 million for the fourth quarter of 2019. Diluted earnings per share was $0.53, compared with $0.43 for the fourth quarter of 2019.
•Adjusted Net Income was $153 million for the quarter, compared with $144 million for the fourth quarter of 2019. Adjusted Diluted Earnings per Share for the quarter was $0.80, compared with $0.75 for the fourth quarter of 2019.
•Adjusted EBITDA was $269 million for the quarter, a decrease of 2 percent (2 percent on a constant currency basis, 1 percent on an organic constant currency basis) compared with the fourth quarter of 2019. Adjusted EBITDA margin was 38.5 percent, compared with 40.2 percent for the fourth quarter of 2019.
“Despite the ongoing challenges posed by the global pandemic, TransUnion delivered another quarter of revenue growth while also continuing to make significant investments to fuel our long-term growth,” said Chris Cartwright, President and CEO of TransUnion. “Over the course of the year, TransUnion associates around the world remained focused on serving our customers, consumers and communities as we all dealt with the pandemic, leading to strengthened relationships and the ability to generate revenue growth at attractive margins in the face of economic weakness.”
“During 2020, we accelerated our investments in Global Solutions, Global Operations and our technology transformation, Project Rise, and are beginning to see meaningful benefits including new strategic partnerships and solutions, greater efficiencies and an improved customer experience. We are confident that these actions position TransUnion for continued superior financial and commercial performance in the future,” he concluded.

Fourth Quarter 2020 Segment Results
U.S. Markets:
U.S. Markets revenue was $431 million, an increase of 4 percent (3 percent on an organic basis) compared with the fourth quarter of 2019.
•Financial Services revenue was $238 million, an increase of 7 percent compared with the fourth quarter of 2019.
•Emerging Verticals revenue, which includes Healthcare, Insurance and all other verticals, was $193 million, essentially flat (a decrease of 3 percent on an organic basis) compared with the fourth quarter of 2019.
Adjusted EBITDA was $162 million, a decrease of 2 percent (1 percent on an organic basis) compared with the fourth quarter of 2019.
International:
International revenue was $160 million, a decrease of 4 percent (2 percent on a constant currency basis) compared with the fourth quarter of 2019.
•Canada revenue was $29 million, an increase of 4 percent (2 percent on a constant currency basis) compared with the fourth quarter of 2019.
•Latin America revenue was $23 million, a decrease of 12 percent (1 percent on a constant currency basis) compared with the fourth quarter of 2019.
•United Kingdom revenue was $51 million, an increase of 1 percent (a decrease of 1 percent on a constant currency basis). Excluding the impact of the revenue from the divestment of assets held for sale, revenue would have increased 5 percent (2 percent on a constant currency basis) compared with the fourth quarter of 2019.
•Africa revenue was $13 million, a decrease of 19 percent (13 percent on a constant currency basis) compared with the fourth quarter of 2019.
•India revenue was $28 million, a decrease of 2 percent (an increase of 2 percent on a constant currency basis) compared with the fourth quarter of 2019.
•Asia Pacific revenue was $16 million, a decrease of 6 percent (8 percent on a constant currency basis) compared with the fourth quarter of 2019.
Adjusted EBITDA was $65 million, a decrease of 6 percent (4 percent on a constant currency basis) compared with the fourth quarter of 2019.
Consumer Interactive:
Consumer Interactive revenue was $126 million, an increase of 3 percent compared with the fourth quarter of 2019.
Adjusted EBITDA was $61 million, a decrease of 2 percent compared with the fourth quarter of 2019.
Full Year 2020 Results
Total revenue for the year was $2.717 billion, an increase of 2 percent compared with 2019 (3 percent on a constant currency basis, 3 percent on an organic constant currency basis). Adjusted Revenue for the year was also $2.717 billion, an increase of 2 percent (3 percent on a constant currency basis, 2 percent on an organic constant currency basis).
Net income attributable to TransUnion was $343 million for the year, compared with $347 million for 2019. Diluted earnings per share was $1.79 for the year, compared with $1.81 in 2019. Adjusted Net Income was $577 million, compared with $536 million in 2019. Adjusted Diluted Earnings per Share was $3.00 for the year, compared with $2.79 in 2019.
Adjusted EBITDA for the year was $1.045 billion, a decrease of 1 percent compared with 2019 (1 percent on a constant currency basis, flat on an organic constant currency basis). Adjusted EBITDA margin for the year was 38.5 percent, compared with 39.8 percent in 2019.

Liquidity and Capital Resources
Cash and cash equivalents were $493 million at December 31, 2020 and $274 million at December 31, 2019. In addition, we had $300 million of undrawn capacity on our Senior Secured Revolving Credit Facility. For the twelve months ended December 31, 2020, cash provided by continuing operations was $787 million compared with $784 million in 2019. The increase in cash provided by continuing operations was due primarily to a decrease in interest expense and a decrease in working capital, partially offset by a decrease in operating performance as a result of COVID-19. Cash used in investing activities was $267 million compared with $204 million in 2019. The increase in cash used in investing activities was due primarily to proceeds from the disposal of discontinued operations in 2019 that did not recur in 2020, an increase in cash used for acquisitions and an increase in capital expenditures, partially offset by an increase in proceeds from the sale of investments in 2020. Capital expenditures were $214 million compared with $198 million in 2019. Cash used in financing activities was $297 million compared with $487 million in 2019. The decrease in cash used in financing activities was due primarily to a decrease in debt prepayments of $150 million in 2020 compared with $340 million in 2019.
First Quarter and Full Year 2021 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company. The extent to which COVID-19 impacts our business and results of operations continues to be inherently uncertain and will depend on numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.
2021 Full Year Outlook:
GAAP Outlook: For 2021, revenue is expected to be between $2.817 billion and $2.877 billion, an increase of 4 to 6 percent compared with 2020. Net income attributable to TransUnion is expected to be between $372 million and $402 million, an increase of 8 to 17 percent. Diluted earnings per share is expected to be between $1.93 and $2.09, an increase of 8 to 17 percent. The revenue growth includes approximately 0.5 percent of benefit from acquisitions and 1 percent of benefit from foreign exchange rates. In addition, the revenue growth rates include a 2 percent headwind due to the projected decline in mortgage revenue.
Adjusted Outlook: For 2021, Adjusted EBITDA is expected to be between $1.083 billion and $1.121 billion, an increase of 4 to 7 percent compared with 2020. Adjusted Diluted Earnings per Share is expected to be between $3.16 and $3.31, an increase of 5 to 10 percent. The Adjusted EBITDA growth rates include approximately 1 percent of benefit from foreign exchange rates.
2021 First Quarter Outlook:
GAAP Outlook: For the first quarter of 2021, revenue is expected to be between $698 million and $707 million, an increase of 2 to 3 percent compared with 2020. Net income attributable to TransUnion is expected to be between $92 million and $98 million, an increase of 31 to 39 percent. Diluted earnings per share is expected to be between $0.48 and $0.51, an increase of 31 to 39 percent. The revenue growth includes slightly less than 1 percent of benefit from acquisitions and slightly less than 1 percent of benefit from foreign exchange rates. In addition, the revenue growth rates include approximately 3 percent of benefit due to the projected increase in mortgage revenue.
Adjusted Outlook: For the first quarter of 2021, Adjusted EBITDA is expected to be between $268 million and $275 million, an increase of 2 to 4 percent compared with 2020. Adjusted Diluted Earnings per Share is expected to be between $0.78 and $0.81, an increase of 6 to 10 percent. The Adjusted EBITDA growth rates include approximately 0.5 percent of benefit from foreign exchange rates.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good.
A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences and personal empowerment for hundreds of millions of people.
http://www.transunion.com/business
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present Adjusted Revenue as a supplemental measure of revenue because we believe it provides a basis to compare revenue between periods. We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Adjusted EBITDA is also a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. Our board of directors and executive management team use Adjusted Revenue and Adjusted EBITDA as compensation measures. Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
We define Adjusted Revenue as GAAP revenue adjusted for certain acquisition-related deferred revenue and non-core contract-related revenue as further discussed in the footnotes of the attached Schedules 1, 2, and 3. Beginning in the third quarter of 2019, we no longer have these adjustments to revenue. We define Adjusted EBITDA as net income (loss) attributable to TransUnion plus (less) loss (income) from discontinued operations, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus certain accelerated technology investment expenses to migrate to the cloud, plus (less) certain other expenses (income). We define Adjusted Net Income as net income (loss) attributable to TransUnion plus (less) loss (gain) from discontinued operations, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus certain accelerated technology investment expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the periods shown on Schedules 1 through 6.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include: the effects of the COVID-19 pandemic; the timing of the recovery from the COVID-19 pandemic; the duration of the COVID-19 pandemic and the timing of the recovery from the COVID-19 pandemic; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions, successfully integrate the operations of acquired businesses and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the recent business acquisitions; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the recent business acquisitions; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness and other consequences associated with mergers, acquisitions and divestitures, and legislative and regulatory actions and reforms.
For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$493.0	$274.1
Trade accounts receivable, net of allowance of $26.6 and $19.0	453.7	443.9
Other current assets	159.5	170.2
Total current assets	1,106.2	888.2
Property, plant and equipment, net of accumulated depreciation and amortization of $548.9 and $454.4	223.2	219.0
Goodwill	3,461.5	3,377.8
Other intangibles, net of accumulated amortization of $1,752.2 and $1,482.1	2,284.6	2,391.9
Other assets	236.1	236.3
Total assets	$7,311.6	$7,113.2
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$193.2	$176.2
Short-term debt and current portion of long-term debt	55.5	58.7
Other current liabilities	415.8	336.5
Total current liabilities	664.5	571.4
Long-term debt	3,398.7	3,598.3
Deferred taxes	396.8	439.1
Other liabilities	215.5	165.0
Total liabilities	4,675.5	4,773.8
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at December 31, 2020 and December 31, 2019; 195.7 million and 193.5 million shares issued as of December 31, 2020 and December 31, 2019, respectively; and 190.5 million and 188.7 million shares outstanding as of December 31, 2020 and December 31, 2019, respectively	2.0	1.9
Additional paid-in capital	2,088.1	2,022.3
Treasury stock at cost; 5.2 and 4.8 million shares at December 31, 2020 and December 31, 2019, respectively	(215.2)	(179.2)
Retained earnings	937.4	652.0
Accumulated other comprehensive loss	(272.1)	(251.6)
Total TransUnion stockholders’ equity	2,540.2	2,245.4
Noncontrolling interests	95.9	94.0
Total stockholders’ equity	2,636.1	2,339.4
Total liabilities and stockholders’ equity	$7,311.6	$7,113.2

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$698.6	$685.6	$2,716.6	$2,656.1
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	254.3	228.9	920.4	874.1
Selling, general and administrative	204.9	211.3	860.3	812.1
Depreciation and amortization	94.5	90.7	367.9	362.1
Total operating expenses	553.7	530.9	2,148.6	2,048.3
Operating income	144.9	154.7	567.9	607.8
Non-operating income and (expense)
Interest expense	(27.5)	(40.0)	(126.3)	(173.6)
Interest income	1.4	2.1	5.6	7.5
Earnings from equity method investments	2.2	3.0	8.9	13.2
Other income and (expense), net	6.5	(13.7)	(0.4)	(14.4)
Total non-operating income and (expense)	(17.4)	(48.6)	(112.2)	(167.3)
Income from continuing operations before income taxes	127.5	106.2	455.8	440.5
Provision for income taxes	(22.9)	(19.7)	(100.2)	(83.9)
Income from continuing operations	104.5	86.5	355.6	356.6
Discontinued operations, net of tax	—	—	—	(4.6)
Net income	104.5	86.5	355.6	352.0
Less: net income attributable to noncontrolling interests	(2.8)	(3.6)	(12.4)	(5.1)
Net income attributable to TransUnion	$101.7	$82.9	$343.2	$346.9

Income from continuing operations	$104.5	$86.5	$355.6	$356.6
Less: income from continuing operations attributable to noncontrolling interests	(2.8)	(3.6)	(12.4)	(5.1)
Income from continuing operations attributable to TransUnion	101.7	82.9	343.2	351.5
Discontinued operations, net of tax	—	—	—	(4.6)
Net income attributable to TransUnion	$101.7	$82.9	$343.2	$346.9

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.53	$0.44	$1.81	$1.87
Discontinued operations, net of tax	—	—	—	(0.02)
Net Income attributable to TransUnion	$0.53	$0.44	$1.81	$1.85
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.53	$0.43	$1.79	$1.83
Discontinued operations, net of tax	—	—	—	(0.02)
Net Income attributable to TransUnion	$0.53	$0.43	$1.79	$1.81
Weighted-average shares outstanding:
Basic	190.3	188.5	189.9	187.8
Diluted	192.5	192.2	192.2	191.8
As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2020	2019

Cash flows from operating activities:
Net income	$355.6	$352.0
Add: loss from discontinued operations, net of tax	—	4.6
Income from continuing operations	355.6	356.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	367.9	362.1
Loss on debt financing transactions	—	15.0
Net loss/(gain) on investments in affiliated companies and assets of businesses held for sale	(7.5)	(17.5)
Deferred taxes	(35.3)	(22.5)
Stock-based compensation	46.9	51.0
Provision for losses on trade accounts receivable	13.1	10.0
Other	5.9	6.5
Changes in assets and liabilities:
Trade accounts receivable	(23.6)	7.3
Other current and long-term assets	(0.7)	(26.5)
Trade accounts payable	18.7	5.7
Other current and long-term liabilities	46.4	36.3
Cash provided by operating activities of continuing operations	787.4	784.0
Cash used in operating activities of discontinued operations	—	(7.3)
Cash provided by operating activities	787.4	776.7
Cash flows from investing activities:
Capital expenditures	(214.1)	(198.5)
Proceeds from sale/maturity of other investments	90.6	35.9
Purchases of other investments	(73.5)	(31.4)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(71.7)	(46.3)
Proceeds from disposals of assets held for sale, net of cash on hand	1.6	40.3
Other	(0.1)	(3.9)
Cash used in investing activities of continuing operations	(267.2)	(203.9)
Cash used in investing activities of discontinued operations	—	—
Cash used in investing activities	(267.2)	(203.9)
Cash flows from financing activities:
Proceeds from refinance of Senior Secured Term Loans	—	3,750.0
Payments from refinance of Senior Secured Term Loans	—	(3,759.1)
Repayments of debt	(208.8)	(389.0)
Debt financing fees	—	(11.2)
Proceeds from issuance of common stock and exercise of stock options	22.9	24.4
Dividends to shareholders	(57.6)	(56.8)
Distributions to noncontrolling interests	(10.9)	(3.9)
Employee taxes paid on restricted stock units recorded as treasury stock	(36.1)	(39.2)
Payment of contingent consideration	(6.4)	(1.9)
Cash used in financing activities	(296.9)	(486.7)
Effect of exchange rate changes on cash and cash equivalents	(4.4)	0.6
Net change in cash and cash equivalents	218.9	86.7
Cash and cash equivalents, beginning of period	274.1	187.4
Cash and cash equivalents, end of period	$493.0	$274.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC (Unaudited)

	For the Three Months Ended December 31, 2020 compared with the Three Months Ended December 31, 2019
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	1.9%	2.3%	0.8%	1.1%	1.5%
U.S. Markets	3.9%	3.9%	1.4%	2.5%	2.5%
Financial Services	7.4%	7.4%	—%	7.4%	7.4%
Emerging Verticals	(0.1)%	(0.1)%	2.9%	(3.1)%	(3.1)%
International	(3.6)%	(1.9)%	—%	(3.6)%	(1.9)%
Canada	3.6%	2.4%	—%	3.6%	2.4%
Latin America	(11.5)%	(1.2)%	—%	(11.5)%	(1.2)%
United Kingdom	1.3%	(1.3)%	—%	1.3%	(1.3)%
Africa	(18.8)%	(13.0)%	—%	(18.8)%	(13.0)%
India	(1.6)%	2.0%	—%	(1.6)%	2.0%
Asia Pacific	(6.2)%	(7.8)%	—%	(6.2)%	(7.8)%
Consumer Interactive	2.7%	2.7%	—%	2.7%	2.7%

Adjusted EBITDA:
Consolidated	(2.4)%	(1.9)%	(0.5)%	(1.8)%	(1.4)%
U.S. Markets	(2.0)%	(2.0)%	(0.9)%	(1.1)%	(1.1)%
International	(6.0)%	(4.3)%	—%	(6.0)%	(4.3)%
Consumer Interactive	(1.9)%	(1.9)%	—%	(1.9)%	(1.9)%

                                                Exhibit 99.1
SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC (Unaudited)

	For the Twelve Months Ended December 31, 2020 compared with the Twelve Months Ended December 31, 2019
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	2.3%	3.1%	0.4%	1.9%	2.7%
U.S. Markets	5.4%	5.4%	0.6%	4.8%	4.8%
Financial Services	10.7%	10.7%	—%	10.7%	10.7%
Emerging Verticals	(0.5)%	(0.5)%	1.3%	(1.8)%	(1.8)%
International	(6.5)%	(3.0)%	—%	(6.5)%	(3.0)%
Canada	3.7%	4.7%	—%	3.7%	4.7%
Latin America	(17.0)%	(5.6)%	—%	(17.0)%	(5.6)%
United Kingdom	(1.9)%	(2.6)%	—%	(1.9)%	(2.6)%
Africa	(20.0)%	(9.9)%	—%	(20.0)%	(9.9)%
India	(7.5)%	(3.0)%	—%	(7.5)%	(3.0)%
Asia Pacific	(5.0)%	(6.5)%	—%	(5.0)%	(6.5)%
Consumer Interactive	3.1%	3.1%	—%	3.1%	3.1%

Adjusted Revenue:
Consolidated	2.1%	2.9%	0.4%	1.7%	2.5%
U.S. Markets	5.4%	5.4%	0.6%	4.8%	4.7%
Financial Services	10.7%	10.7%	—%	10.7%	10.7%
Emerging Verticals	(0.5)%	(0.5)%	1.3%	(1.8)%	(1.9)%
International	(7.4)%	(3.9)%	—%	(7.4)%	(3.9)%
Canada	3.7%	4.7%	—%	3.7%	4.7%
Latin America	(17.0)%	(5.6)%	—%	(17.0)%	(5.6)%
United Kingdom	(4.8)%	(5.4)%	—%	(4.8)%	(5.4)%
Africa	(20.0)%	(9.9)%	—%	(20.0)%	(9.9)%
India	(7.5)%	(3.0)%	—%	(7.5)%	(3.0)%
Asia Pacific	(5.0)%	(6.5)%	—%	(5.0)%	(6.5)%
Consumer Interactive	3.1%	3.1%	—%	3.1%	3.1%

Adjusted EBITDA:
Consolidated	(1.3)%	(0.5)%	(0.2)%	(1.1)%	(0.3)%
U.S. Markets	2.8%	2.7%	(0.3)%	3.1%	3.1%
International	(14.8)%	(11.5)%	—%	(14.8)%	(11.5)%
Consumer Interactive	(0.3)%	(0.3)%	—%	(0.3)%	(0.3)%
nm: not meaningful
(1)Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(2)Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
(3)Organic growth rate is the reported growth rate less the inorganic growth rate.
(4)Organic CC growth rate is the CC growth rate less inorganic growth rate.

                                                Exhibit 99.1
SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue and Adjusted Revenue:
U.S. Markets gross revenue
Financial Services	$237.9	$221.6	$939.6	$849.0
Emerging Verticals	192.9	193.1	757.0	760.6
Total U.S. Markets gross revenue	430.8	414.7	1,696.6	1,609.6
Acquisition revenue - related adjustments(1)	—	—	—	0.4
U.S. Markets gross Adjusted Revenue	$430.8	$414.7	$1,696.6	$1,610.0

International gross revenue
Canada	$29.5	$28.5	$108.0	$104.1
Latin America	23.3	26.3	86.5	104.2
UK	51.0	50.4	183.1	186.7
Africa	13.4	16.5	49.0	61.2
India	27.6	28.1	100.0	108.1
Asia Pacific	15.7	16.7	56.2	59.1
Total International gross revenue	160.5	166.4	582.7	623.5
Acquisition revenue - related adjustments(1)	—	—	—	5.6
International Adjusted Revenue	$160.5	$166.4	$582.7	$629.1

Consumer Interactive gross revenue	$126.4	$123.1	$513.1	$497.8

Less: intersegment eliminations
U.S. Markets	$(17.2)	$(17.0)	$(68.9)	$(68.7)
International	(1.4)	(1.3)	(5.2)	(5.1)
Consumer Interactive	(0.5)	(0.3)	(1.7)	(1.0)
Total intersegment eliminations	$(19.0)	$(18.6)	$(75.9)	$(74.8)

Total revenue, as reported	$698.6	$685.6	$2,716.6	$2,656.1
Acquisition revenue-related adjustments(1)	—	—	—	5.9
Consolidated Adjusted Revenue	$698.6	$685.6	$2,716.6	$2,662.0

Adjusted EBITDA:
U.S. Markets	$162.5	$165.7	$682.5	$664.2
International	65.4	69.5	219.8	258.1
Consumer Interactive	61.4	62.6	247.6	248.4
Corporate	(20.3)	(22.4)	(105.0)	(111.8)
Consolidated Adjusted EBITDA	$268.9	$275.4	$1,044.9	$1,058.9

Adjusted EBITDA margin:
U.S. Markets	37.7%	40.0%	40.2%	41.3%
International	40.7%	41.8%	37.7%	41.0%
Consumer Interactive	48.6%	50.9%	48.3%	49.9%
Consolidated	38.5%	40.2%	38.5%	39.8%
Segment Adjusted EBITDA margins are calculated using segment gross Adjusted Revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA margin is calculated using consolidated Adjusted Revenue and consolidated Adjusted EBITDA.

                                                Exhibit 99.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$101.7	$82.9	$343.2	$346.9
Discontinued operations, net of tax	—	—	—	4.6
Net income from continuing operations attributable to TransUnion	101.7	82.9	343.2	351.5
Net interest expense	26.1	37.9	120.7	166.1
Provision for income taxes	22.9	19.7	100.2	83.9
Depreciation and amortization	94.5	90.7	367.9	362.1
EBITDA	245.2	231.1	931.9	963.6
Adjustments to EBITDA:
Acquisition-related revenue adjustments(1)	—	—	—	5.9
Stock-based compensation(2)	18.9	22.5	48.4	58.1
Mergers and acquisitions, divestitures and business optimization(3)	(3.2)	9.4	9.7	1.7
Accelerated technology investment(4)	9.0	—	19.3	—
Other(5)	(0.9)	12.4	35.5	29.7
Total adjustments to EBITDA	23.7	44.3	112.9	95.4
Consolidated Adjusted EBITDA	$268.9	$275.5	$1,044.9	$1,058.9

Net income attributable to TransUnion as a percentage of revenue	14.6%	12.1%	12.6%	13.1%
Consolidated Adjusted EBITDA margin	38.5%	40.2%	38.5%	39.8%
As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
(1)This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. Beginning in the third quarter of 2019, we no longer have these adjustments to revenue. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans. The table above provides a reconciliation for revenue to Adjusted Revenue.
(2)Consisted of stock-based compensation and cash-settled stock-based compensation.
(3)For the three months ended December 31, 2020, consisted of the following adjustments: an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; $3.5 million of acquisition expenses; and $1.3 million of adjustments to contingent consideration expense from previous acquisitions.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $8.3 million of acquisition expenses; $7.5 million of Callcredit integration costs; a $4.8 million loss on the impairment of a Cost Method investment; $1.6 million of adjustments to contingent consideration expense from previous acquisitions; an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; a $(2.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(1.8) million gain on the disposal of assets of a small business in our United Kingdom region; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.

                                                Exhibit 99.1
For the three months ended December 31, 2019, consisted of the following adjustments: $5.3 million of Callcredit integration costs; a $1.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; a $1.4 million loss on the impairment of a Cost Method investment; a $0.6 million adjustment to contingent consideration expense from previous acquisitions; $0.5 million of acquisition expenses; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.
For the twelve months ended December 31, 2019, consisted of the following adjustments: a $(31.2) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(0.5) million reimbursement for transition services provided to the buyers of certain of our discontinued operations; $15.8 million of Callcredit integration costs; a $10.0 million loss on the impairment of certain Cost Method investments; a $3.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; $2.6 million of acquisition expense; and a $1.2 million adjustment to contingent consideration expense from previous acquisitions.
(4)Represents expenses associated with our accelerated technology investment.
(5)For the three months ended December 31, 2020, consisted of the following adjustments: a $(1.9) million gain from currency remeasurement of our foreign operations; a $(0.4) million recovery from the Fraud Incident (as defined in our Annual Report on Form 10-K for the year ended December 31, 2019), net of additional administrative expenses; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; $0.4 million of loan fees; and $0.1 million other.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $34.7 million for certain legal expenses; $1.6 million of loan fees; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; $0.2 million loss from currency remeasurement of our foreign operations; $0.2 million of fees related to our new swap agreements; a $(1.5) million recovery from the Fraud Incident, net of additional administrative expense; $(0.4) million reimbursement of fees associated with the refinancing of our Senior Secured Credit Facility; and $(0.2) million of other.
For the three months ended December 31, 2019, consisted of the following adjustments: $13.0 million of fees related to the refinancing of our Senior Secured Credit Facility; $1.2 million of administrative expenses associated with the Fraud Incident offset by the $(0.3) million portion that is attributable to the non-controlling interest; $0.5 million of loan fees; $0.5 million of deferred loan fees written off as a result of the prepayments on our debt; a $(1.7) million gain from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.
For the twelve months ended December 31, 2019, consisted of the following adjustments: $20.8 million of expenses (including $3.0 million of administrative expenses) associated with the Fraud Incident offset by the $(7.3) million portion that is attributable to the non-controlling interest; $13.0 million of fees related to the refinancing of Senior Secured Credit Facility; $2.0 million of deferred loan fees written off as a result of the prepayments on our debt; $2.0 million of loan fees; a $0.1 million loss from currency remeasurement; a $(0.7) million reduction to expense for certain legal and regulatory matters; and $(0.1) million of miscellaneous.

                                                Exhibit 99.1
SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income from continuing operations attributable to TransUnion	$101.7	$82.9	$343.2	$351.5
Discontinued operations, net of tax	—	—	—	(4.6)
Net income attributable to TransUnion	$101.7	$82.9	$343.2	$346.9

Weighted-average shares outstanding:
Basic	190.3	188.5	189.9	187.8
Diluted	192.5	192.2	192.2	191.8

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.53	$0.44	$1.81	$1.87
Discontinued operations, net of tax	—	—	—	(0.02)
Net Income attributable to TransUnion	$0.53	$0.44	$1.81	$1.85
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.53	$0.43	$1.79	$1.83
Discontinued operations, net of tax	—	—	—	(0.02)
Net Income attributable to TransUnion	$0.53	$0.43	$1.79	$1.81

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$101.7	$82.9	$343.2	$346.9
Discontinued operations	—	—	—	4.6
Net income from continuing operations attributable to TransUnion	101.7	82.9	343.2	351.5
Adjustments before income tax items:
Acquisition revenue-related adjustments (1)	—	—	—	5.9
Stock-based compensation(2)	18.9	22.5	48.4	58.1
Mergers and acquisitions, divestitures and business optimization(3)	(3.2)	9.4	9.7	1.7
Accelerated technology investment(4)	9.0	—	19.3	—
Other(5)	(1.4)	12.0	34.1	27.9
Amortization of certain intangible assets(6)	49.2	48.9	193.8	206.6
Total adjustments before income tax items	72.4	92.8	305.4	300.1
Change in provision for income taxes per schedule 4	(20.9)	(32.2)	(71.5)	(115.6)
Adjusted Net Income	$153.3	$143.5	$577.1	$536.0

Weighted-average shares outstanding:
Basic	190.3	188.5	189.9	187.8
Diluted(7)	192.5	192.2	192.2	191.8

Adjusted Earnings per Share:
Basic	$0.81	$0.76	$3.04	$2.85
Diluted(7)	$0.80	$0.75	$3.00	$2.79

Anti-dilutive weighted stock-based awards outstanding	—	—	—	—

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.
(1)This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance

                                                Exhibit 99.1
sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. Beginning in the third quarter of 2019, we no longer have these adjustments to revenue. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans. The table above provides a reconciliation for revenue to Adjusted Revenue.
(2)Consisted of stock-based compensation and cash-settled stock-based compensation.
(3)For the three months ended December 31, 2020, consisted of the following adjustments: an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; $3.5 million of acquisition expenses; and $1.3 million of adjustments to contingent consideration expense from previous acquisitions.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $8.3 million of acquisition expenses; $7.5 million of Callcredit integration costs; a $4.8 million loss on the impairment of a Cost Method investment; $1.6 million of adjustments to contingent consideration expense from previous acquisitions; an $(8.1) million remeasurement gain on notes receivable that were converted into equity upon acquisition and consolidation of an entity; a $(2.5) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(1.8) million gain on the disposal of assets of a small business in our United Kingdom region; and a $($0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.
For the three months ended December 31, 2019, consisted of the following adjustments: $5.3 million of Callcredit integration costs; a $1.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; a $1.4 million loss on the impairment of a Cost Method investment; a $0.6 million adjustment to contingent consideration expense from previous acquisitions; $0.5 million of acquisition expenses; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.
For the twelve months ended December 31, 2019, consisted of the following adjustments: a $(31.2) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(0.5) million reimbursement for transition services provided to the buyers of certain of our discontinued operations; $15.8 million of Callcredit integration costs; a $10.0 million loss on the impairment of certain Cost Method investments; a $3.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; $2.6 million of acquisition expenses; and a $1.2 million adjustment to contingent consideration expense from previous acquisitions.
(4)Represents expenses associated with our accelerated technology investment.
(5)For the three months ended December 31, 2020, consisted of the following adjustments: a $(1.9) million gain from currency remeasurement of our foreign operations; a $(0.4) million recovery from the Fraud Incident (as defined in our Annual Report on Form 10-K for the year ended December 31, 2019), net of additional administrative expenses; and $0.9 million of deferred loan fees written off as a result of the prepayments on our debt.
For the twelve months ended December 31, 2020, consisted of the following adjustments: $34.7 million for certain legal expenses; $0.9 million of deferred loan fees written off as a result of the prepayments on our debt; $0.2 million loss from currency remeasurement of our foreign operations; $0.2 million of fees related to our new swap agreements; a $(1.5) million recovery from the Fraud Incident, net of additional administrative expense; and $(0.4) million reimbursement of fees associated with the refinancing of our Senior Secured Credit Facility.
For the three months ended December 31, 2019, consisted of the following adjustments: $13.0 million of fees related to the refinancing of our Senior Secured Credit Facility; $1.2 million of administrative expenses associated with the Fraud Incident offset by the $(0.3) million portion that is attributable to the non-controlling interest; $0.5 million of deferred loan fees written off as a result of the prepayments on our debt; a $(1.7) million gain from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.

                                                Exhibit 99.1
For the twelve months ended December 31, 2019, consisted of the following adjustments: $20.8 million of expenses (including $3.0 million of administrative expenses) associated with the Fraud Incident offset by the $(7.3) million portion that is attributable to the non-controlling interest; $13.0 million of fees related to the refinancing of our Senior Secured Credit Facility; $2.0 million of deferred loan fees written off as a result of the prepayments on our debt; a $0.1 million loss from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.
(6)Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.
(7)As of December 31, 2020 and December 31, 2019, there were 1.3 million and 1.1 million contingently-issuable performance-based stock awards outstanding that were excluded from the diluted earnings per share calculation, respectively, because the contingencies had not been met.

                                                Exhibit 99.1
SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Income before income taxes	$127.5	$106.2	$455.8	$440.5
Total adjustments before income tax items from schedule 3	72.4	92.8	305.4	300.1
Noncontrolling interest portion of Adjusted Net Income adjustments	(0.2)	0.3	(0.7)	7.3
Adjusted income before income taxes	$199.7	$199.2	$760.4	$747.9

(Provision) benefit for income taxes	$(22.9)	$(19.7)	$(100.2)	$(83.9)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(21.6)	(21.2)	(71.2)	(64.4)
Eliminate impact of excess tax benefits for share compensation(2)	(3.5)	(7.2)	(26.0)	(39.1)
Other(3)	4.3	(3.7)	25.6	(12.1)
Total adjustments for income taxes	(20.9)	(32.2)	(71.5)	(115.6)
Adjusted provision for income taxes	$(43.8)	$(51.9)	$(171.7)	$(199.4)

Effective tax rate	18.0%	18.6%	22.0%	19.0%
Adjusted Effective Tax Rate	21.9%	26.0%	22.6%	26.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2)Eliminates the impact of excess tax benefits for share compensation.
(3)Eliminates impact of state and foreign tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, capital losses and foreign tax credits and other discrete adjustments.

                                                Exhibit 99.1
SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
U.S. Markets	$57.3	$55.6	$226.9	$225.0
International	32.1	30.2	120.6	118.6
Consumer Interactive	3.6	3.6	14.6	13.3
Corporate	1.5	1.4	5.7	5.2
Total depreciation and amortization	$94.5	$90.7	$367.9	$362.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

                                                Exhibit 99.1
SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2021		Twelve Months Ended December 31, 2021
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$92	$98	$372	$402
Interest, taxes and depreciation and amortization	144	145	574	582
EBITDA	236	243	946	984
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(1)	32	32	137	137
Adjusted EBITDA	$268	$275	$1,083	$1,121

Reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.48	$0.51	$1.93	$2.09
Adjustments to diluted earnings per share(1)	0.30	0.30	1.23	1.22
Adjusted Diluted Earnings per Share	$0.78	$0.81	$3.16	$3.31
As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)These adjustments include the same adjustments we make to our Adjusted Revenue, Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.